Exhibit 99.1

omniQ Deploys AI-Based Parking Control Solution at Major Ohio Medical Center

SALT LAKE CITY, Aug. 05, 2024 (GLOBE NEWSWIRE) — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a leading provider of AI- based solutions and supply chain management, proudly announces the deployment of its advanced AI-based parking control solution, PERCS™, integrated with WPS Parking Solutions and Citywide Solutions, Inc. (CSI), at a prominent medical center in Ohio.

This strategic implementation will create ongoing SaaS and revenue share streams of income for omniQ® and underscores The Company’s commitment to enhancing operational efficiency and security in critical healthcare environments.

The newly deployed AI-Based access control solution provides the medical center with a comprehensive system for managing parking assignments. The system enables the medical center to allocate specific parking areas based on the type of parking pass issued, ensuring that access is restricted to authorized personnel only.

Key Features of the AI-Based Parking Control Solution:

●	Customized Parking Assignments: The system allows the medical center to give specific parking assignments to registered parkers, granting access to designated areas while restricting access to unauthorized zones.

●	Customer-Facing Portal: Users can register their vehicles, make changes, and receive warnings and notifications through an intuitive online portal, enhancing user experience and convenience.

●	Cloud-Based Management: The solution is cloud-based, allowing for centralized management and updates across multiple locations nationwide.

●	Enhanced Security Measures: PERCS includes standard features such as multiple hot lists and allow lists, ensuring robust security and efficient parking management.

Shai Lustgarten, CEO of OMNIQ, commented, “Our partnerships have enabled us to add significant functionality to our AI machine vision solution, creating even more value for our customers. This collaboration not only enhances the user experience but also expands the possible use cases for our product.”

About OMNIQ Corp:

OMNIQ Corp. (OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver real time object identification, tracking, surveillance and monitoring for the Supply Chain Management, Public Safety, and Traffic Management applications. The technology and services provided by the Company helps clients move people, objects and manage big data safely and securely through airports, warehouses, schools, and national borders and in many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have more than doubled, reaching $81 million in 2023, from clients in more than 40 countries.

The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Smart City & Public Safety markets.

For more information, visit www.omniq.com.

About WPS Parking Solutions

WPS Parking Solutions is a leading provider of innovative parking management systems that enhance the customer experience and optimize operational efficiency. WPS offers a range of solutions tailored to meet the unique needs of various sectors, including healthcare, commercial, and public parking facilities.

For more information, please visit: https://www.wpsparking.com/

About Citywide Solutions

Citywide Solutions, Inc. (CSI), offers consultation, engineering, installation, and training for security and low voltage systems. The company is committed to service, communication, and accountability, ensuring customer satisfaction by completing service requests promptly. Initially focused on Central Ohio, CSI has expanded into multiple markets due to growing customer demand, while maintaining its dedication to high- quality customer service and lasting relationships with vendors, contractors, and customers.

For more information, please visit: www.citywidesolutionsinc.com

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Information: IR@omniq.com